Exhibit 32

SECTION 1350 CERTIFICATIONS

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended.

The undersigned, who are the Principal Executive Officer and Principal Financial Officer of Business Development Corporation of America (the “Company”), each hereby certify as follows:

To the best of his knowledge, the quarterly report on Form 10-Q of the Company, which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 13th day of November, 2013

/s/ Nicholas S. Schorsch
Nicholas S. Schorsch Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Nicholas Radesca
Nicholas Radesca Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)